Exhibit 10


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements and Experts" and to the use of our report dated January 28, 1998, with respect to Aid Association for Lutherans and the incorporation by reference of our report dated January 28, 1998, with respect to AAL Variable Annuity Account I, in this Post-Effective Amendment No. 6 to Form N-4 Registration Statement under the Securities Act of 1993 (File No. 33-82054) and this Amendment No. 7 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-8660) and related Prospectus of AAL Variable Annuity Account I.


                                                           /s/ ERNST & YOUNG LLP

Milwaukee, Wisconsin
August 25, 1998